Exhibit (d)(1)(ll)

AMENDMENT TO

ADVISORY FEE WAIVER AGREEMENT

FOR PL COMSTOCK FUND OF PACIFIC LIFE FUNDS

This AMENDMENT to the Advisory Fee Waiver Agreement, effective as of June 30, 2013 (the “Amendment”), is being entered into by and among Pacific Life Fund Advisors LLC (the “Adviser”) and Pacific Life Funds (the “Trust”), on behalf of the PL Comstock Fund of the Trust (the “Fund”).

WHEREAS, the Trust and the Adviser (collectively, the “Parties”) entered into an Advisory Fee Waiver Agreement dated January 1, 2011 as amended on June 30, 2012 (collectively, the “Agreement”);

WHEREAS, the Adviser and the Trust mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties agree that the Agreement is hereby amended as follows:

1.	Section II (Term and Termination of Agreement), subsection A, of the Agreement is here deleted and replaced with the following:

A.

This Agreement shall have a term commencing on July 1, 2013 and ending July 31, 2014. Thereafter, this Agreement shall automatically renew on August 1st of each year for successive one-year terms (each a one-year term) ending July 31st of each year, unless the Adviser provides 30 day written notice of the termination of this Agreement prior to the beginning of the next applicable one-year term.

2.	Except as amended in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officers thereunto duly authorize and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary
PACIFIC LIFE FUND ADVISORS LLC
By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary